UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, the Executive and Directors’ Resources Committee (“Compensation Committee”) of the Board of Directors of Central Valley Community Bancorp (the “Company”), approved the base salary of the Company’s President and Chief Executive Officer, James M. Ford.  Mr. Ford’s salary for 2019 will increase to $350,000. The Compensation Committee also approved payment of annual incentive bonus awards to each of the Company’s executive officers in respect to their individual performance for the year ended December 31, 2018.  The annual incentive awards were made pursuant to the Company’s Management Committee Incentive Plan for executive management.

The following awards were granted:

James M. Ford, President and Chief Executive Officer *	$238,000
David A. Kinross, Executive Vice President and Chief Financial Officer	$87,780
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	$79,870
Lydia E. Shaw, Executive Vice President, Community Banking	$68,655
Patrick J. Carman, Executive Vice President, Chief Credit Officer	$75,715
* Mr. Ford’s incentive will be paid as follows: $142,800 cash, and 5,045 shares of Central Valley Community Bancorp common stock.

The Committee also approved increases in the annual base salaries of the Company’s executive officers.  The Committee approved the following base salaries effective as of February 24, 2019:

David A. Kinross, Executive Vice President and Chief Financial Officer	$229,000
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	$230,000
Lydia E. Shaw, Executive Vice President, Community Banking	$198,000
Patrick J. Carman, Executive Vice President, Chief Credit Officer	$217,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 11, 2019	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)